Exhibit 77Q(1)(a)(ii)


Amendment No. 6 dated November 19, 2004 to the Second Amended and Restated Agreement and Declaration of Trust is incorporated by reference to exhibit
(a)(7) of post-effective amendment no. 60 to the Registration Statement filed on Form Type 485APOS on March 1, 2005 (Accession No. 0001193125-05-039913).

Amendment  No.  7 dated  March  18,  2005 to the  Second  Amended  and  Restated
Agreement  and  Declaration  of Trust is  incorporated  by  reference to exhibit
(a)(8) of post-effective amendment no. 61 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090069).

Amendment No. 8 dated May 1, 2005 to the Second Amended and Restated Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(9) of post-effective amendment no. 61 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090069).